                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                APPLIED MAGNETICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                         APPLIED MAGNETICS CORPORATION
   [LOGO]

                               75 ROBIN HILL ROAD
                            GOLETA, CALIFORNIA 93117

                                                                 January 6, 1997

DEAR STOCKHOLDERS:

    You are cordially invited to attend the Annual Meeting of Stockholders of Applied Magnetics Corporation to be held at 4:00 p.m., local time, on Friday, February 7, 1997, at the Company's facility at 75 Robin Hill Road, Goleta, California, 93117. A copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy are enclosed. Stockholders of record on December 16, 1996, will be entitled to vote at the meeting. A formal notice setting forth the business to come before the meeting and a proxy statement is attached.

    A copy of the Annual Report for the fiscal year ended September 28, 1996, is being delivered to each stockholder of the Company concurrently with the enclosed proxy material.

    WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE ANNUAL MEETING.

                                          Sincerely,
                                          Craig D. Crisman
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                         APPLIED MAGNETICS CORPORATION

                               75 ROBIN HILL ROAD
                            GOLETA, CALIFORNIA 93117

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To The Stockholders of
  Applied Magnetics Corporation:

    The Annual Meeting of Stockholders of Applied Magnetics Corporation (the "Company") will be held at the Company's facility at 75 Robin Hill Road, Goleta, California, 93117, on Friday, February 7, 1997 at 4:00 p.m., local time, for the following purposes:

         1. To elect five directors of the Company to serve for the ensuing year and until their successors have been elected and qualified;

         2. To approve the form of and to authorize the entry into indemnification agreements with the non-employee directors of the Company.

         3. To consider and act upon a proposal to amend the Company's 1994 Employee Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,100,000 to 3,250,000;

         4. To consider and act upon a proposal to amend the Company's 1994 Non-Employee Directors' Stock Option Plan to increase the initial option grant to non-employee directors from 5,000 shares to 15,000 shares, change the vesting of options and to ratify and approve a grant of options under said plan to purchase 15,000 shares to Directors Dwight and Mercure and 10,000 shares to Directors Frank and Goldress.

         5. To ratify the appointment of Arthur Andersen LLP, independent certified public accountants, as auditors for the Company for the fiscal year ending September 27, 1997; and

         6. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

    Stockholders of record at the close of business on December 16, 1996, will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

                                          Craig D. Crisman
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Goleta, California
January 6, 1997

                             YOUR VOTE IS IMPORTANT

    Please immediately date, sign, and return your proxy in the enclosed envelope. If you attend the meeting, you may withdraw your proxy and vote in person.

                         APPLIED MAGNETICS CORPORATION
                               ------------------

                                PROXY STATEMENT

                             ---------------------

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

    The enclosed Proxy Statement is solicited on behalf of the Board of Directors of Applied Magnetics Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held February 7, 1997, at the Company's facility at 75 Robin Hill Road, Goleta, California, 93117, at 4:00 p.m., local time, and at any adjournments thereof. The Company's principal offices are located at 75 Robin Hill Road, Goleta, California, 93117, and its telephone number is 805/683-5353.

    These proxy solicitation materials are to be mailed on or about January 6, 1997 to all stockholders entitled to vote at the meeting.

REVOCABILITY

    A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date or by personal attendance and voting at the Annual Meeting. Subject to such revocation, all shares represented by each properly executed proxy received by the Company will be voted in accordance with the instructions indicated thereon, and if instructions are not indicated, will be voted for the election of the nominees for director named in this Proxy Statement, in favor of indemnification agreements for the non-employee directors, in favor of the amendment to the 1994 Employee Stock Option Plan ("the 1994 Plan") to increase shares reserved for issuance under the Plan, by 1,150,000, in favor of the amendment to the 1994 Non-Employee Directors' Stock Option Plan to increase the number of shares covered by initial stock option grants, change the vesting date of non-employee directors' options to the first anniversary of the date of grant, in favor of stock option grants of 15,000 shares to Directors Dwight and Mercure, and 10,000 shares to Directors Frank and Goldress, and in favor of the proposal to ratify the selection of independent certified public accountants.

RECORD DATE AND VOTING

    As of December 16, 1996 (the "Record Date"), the outstanding voting
securities of the Company consisted of    ,    ,    shares of $.10 par value
Common Stock. The presence in person or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as shall properly come before the meeting.

    Each share of Common Stock has one vote on all matters. Stockholders do not have the right to cumulate their votes in the election of directors.

    The cost of soliciting proxies will be borne by the Company. The Company is retaining ChaseMellon Shareholder Services to solicit proxies for a cost of approximately $4,000, plus out-of-pocket expenses. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telegram.

    Generally, stockholder approval of a matter, other than the election of directors, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors. The affirmative vote of the majority of the shares present, in person or by proxy at the meeting and entitled to vote is required for approval of indemnification agreements for the non-employee directors, approval of the amendment to the 1994 Plan, approval of the amendments to the 1994 Non-Employee Directors' Stock Option Plan, approval of option grants to non-employee directors and to ratify the selection of the independent certified public accountants.

    Shares voted to abstain on a matter will be treated as entitled to vote on the matter and will thus have the same effect as "no" votes. Broker non-votes are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter, but are counted as present for quorum purposes. The term "broker non-votes" refers to shares held by a broker in street name which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. The election of directors, the approval of the indemnification agreements for non-employee directors, the amendment to increase the number of shares under the 1994 Plan by an amount less than five percent of the total amount of the Common Stock outstanding, the amendment to increase the initial option grant to non-employee directors from 5,000 shares to 15,000 shares, change the vesting of options and to ratify and approve a grant of options under said plan to purchase 15,000 shares to Directors Dwight and Mercure and 10,000 shares to Directors Frank and Goldress and ratification of the selection of independent certified public accountants are generally considered to be routine matters on which brokers may vote without instructions from beneficial owners.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table contains certain information regarding beneficial ownership of the Company's Common Stock as of December 16, 1996 by (i) each person which is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Chief Executive Officer and the Company's other most highly compensated executive officer (the two officers shall be referred to as the "Named Executive Officers"), and (iv) all directors and executive officers as a group:

                                                                        SHARES
                                                                     BENEFICIALLY       PERCENT
NAME                                                                     OWNED         OF CLASS
-----------------------------------------------------------------  -----------------  -----------
PRINCIPAL STOCKHOLDERS:
Harold R. Frank .................................................      1,207,505(1)        5.16
  75 Robin Hill Road
  Goleta, California
FMR Corporation .................................................      3,356,450           14.3
  82 Devonshire Street
  Boston, Massachusetts

NON-EMPLOYEE DIRECTORS:
Herbert M. Dwight, Jr............................................          4,998(2)        *
Harold R. Frank..................................................      1,207,505(1)        5.16
Jerry E. Goldress................................................         39,166(3)        *
R. C. Mercure, Jr................................................         10,531(2)        *

EXECUTIVE OFFICERS:
Craig D. Crisman.................................................        244,643(4)        *
Peter T. Altavilla...............................................         10,708(5)        *

All Directors and Named Executive Officers as a Group (6
  persons).......................................................      1,517,551(6)         6.4

------------------------

*   less than 1%

(1) Includes 873,971 shares held by Mr. Frank as Trustee of the Catherine M. and Harold R. Frank Trusts. Also includes (330,000) shares held by Wilmington Trust Company, as sole Trustee under irrevocable trusts for three of Mr. Frank's grandchildren, as to all of which he disclaims any beneficial interest, and includes 1,558 shares held by Mr. Frank as custodian under the California Uniform Transfers to Minors Act, as to which shares he disclaims any beneficial interest. Includes options, exercisable within 60 days to purchase 1,666 shares under the Company's 1994 Non-Employee Directors' Stock Option Plan. In view of his shareholdings, Mr. Frank may be deemed a control person of the Company.

(2) Includes, as to each of Messrs. Mercure and Dwight, options, exercisable within 60 days, to purchase 4,998 shares under the Company's 1994 Non-Employee Directors' Stock Option Plan.

(3) Includes currently exercisable options to purchase 37,500 shares assigned to the J. Goldress Revocable trust in which Mr. Goldress has a beneficial interest, pursuant to certain arrangements between the Company and the consulting firm of Grisanti, Galef & Goldress ("GG&G"). See "Certain Relationships and Related Transactions". Includes options, exercisable within 60 days, to purchase 1,666 shares under the Company's 1994 Non-Employee Directors' Stock Option Plan.

(4) Includes currently exercisable options to purchase 119,643 shares to Mr. Crisman, pursuant to the arrangement between GG&G and the Company. See "Certain Relationships and Related Transactions". Includes options, exercisable within 60 days, to purchase 125,000 shares pursuant to options granted under employee stock option plans.

(5) Includes options to purchase 8,750 shares exercisable within 60 days pursuant to options granted under employee stock option plans.

(6) Includes options to purchase 302,555 shares exercisable within 60 days.

                                 PROPOSAL NO. 1
                      NOMINATION AND ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

    Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to hold office until the next Annual Meeting and until their successors are elected and qualified. Unless otherwise instructed, the proxy holders intend to vote the proxies received by them for the election of the nominees named below, all of whom are now members of the Board. It is not anticipated that any of the nominees will decline or be unable to serve as a director. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated by the present Board of Directors to fill the vacancy. Each of the directors nominated was elected at the 1996 Annual Meeting.

    The following table sets forth certain information concerning each person nominated for election as director:

NAME                                       AGE      DIRECTOR SINCE           POSITION OR OFFICE
-------------------------------------      ---      ---------------  ----------------------------------
Craig D. Crisman.....................          55           1994     Chairman of the Board and Chief
                                                                       Executive Officer of the Company

Harold R. Frank......................          72           1957     Chairman Emeritus of the Company
                                                                       and Director

Herbert M. Dwight, Jr................          66           1989     Director

Jerry E. Goldress....................          66           1995     Director

R. C. Mercure........................          65           1982     Director

    Mr. Crisman became an employee of the Company on August 1, 1995. Prior to that time, since 1981, he was a member of GG&G. GG&G was engaged by the Company on August 1, 1994, to provide crisis management and turnaround services to the Company. The turnaround engagement was determined to have been successfully completed on July 27, 1995. Mr. Crisman was elected Chief Executive Officer and a director of the Company on August 1, 1994. He was elected Chairman of the Board on November 3, 1995. During the five years preceding his appointment as Chief Executive Officer and as a director of the Company, Mr. Crisman was a partner of GG&G. In that capacity he had been engaged, as a crisis management consultant, in business turnaround assignments involving a number of different enterprises in various industries.

    Mr. Frank, founder of the Company, was named Chairman Emeritus of the Company on November 3, 1995. He is also director of Circon Corporation, a producer of endoscopes and ultra miniature color video cameras for medical and industrial applications, Trust Company of the West, a financial institution, and Key Technology, Inc., a manufacturer of automated food processing systems.

    Mr. Dwight is, and for more than five years has been, President and Chairman of Optical Coating Laboratory, Inc., which is engaged in the design, development and production of precision optical thin film components. He is also a director of Applied Materials, Inc., a wafer fabrication equipment manufacturer.

    Mr. Goldress is, and for more than five years has been, Chief Executive Officer of GG&G. He holds the position of Chairman and Chief Executive Officer of Wherehouse Entertainment, a retail seller of compact discs and videos. For additional information concerning the relationship between GG&G and the Company see "Certain Relationships and Related Transactions".

    Dr. Mercure is, and for a period of more than five years, has been, Professor and Director of the Engineering Management Program at the University of Colorado at Boulder. Dr.Mercure has been a director of the Company since 1982. He is a director of Imex Medical Systems, which is engaged in the development and manufacture of medical diagnostic and monitoring instruments.

VOTE REQUIRED

    The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no legal effect under Delaware law. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the election of directors, the Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions with respect to the election of directors in this manner.

SPECIAL COMMITTEES AND ATTENDANCE AT MEETINGS

    The Board of Directors has an Audit Committee whose members in fiscal 1996 were Mr. Frank, Mr. Goldress and Dr. Mercure. The Board of Directors also has a Compensation Committee whose members in fiscal 1996 were Mr. Dwight, Mr. Frank and Mr. Goldress.

    The Audit Committee makes recommendations regarding the selection of independent public accountants, reviews reports from its independent public accountants and reviews with them the scope and results of the audit engagement. During fiscal year 1996, there was one meeting of the Audit Committee.

    The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy, authorizes and approves the grant of options and awards to executive officers and key employees under the Company's stock option and long-term incentive plans. See "Remuneration of Directors". During fiscal year 1996, the Compensation Committee met on four occasions.

    The Board of Directors does not have a nominating committee or any other committee which performs a similar function.

    During fiscal year 1996, the Board met five times. Each director attended more than 75% of the Board meetings and meetings of any committees on which he served during the year.

                                 PROPOSAL NO. 2
                  APPROVAL OF AND AUTHORIZATION TO ENTER INTO
             INDEMNIFICATION AGREEMENTS WITH NON-EMPLOYEE DIRECTORS

    The Board of Directors has directed that a proposal to approve the form of and to authorize the Company to enter into indemnification agreements (the "Indemnification Agreements") with its non-employee directors in substantially the form attached hereto as Appendix A be submitted to a vote of stockholders for approval. This summary is not intended to be complete and is subject to, and in its entirety by reference to Appendix A. If the Indemnification Agreements are approved by the stockholders, it is anticipated that the Indemnification Agreements will be entered into with the non-employee directors of the Company immediately after the Annual Meeting and that similar agreements will be entered into, from time to time, with future non-employee directors of the Company. The Company has previously entered into similar indemnity agreements with Messrs. Crisman and Altavilla and with certain other key executives with and consultants to the Company.

    The Board of Directors of the Company has unanimously approved the form of and, subject to stockholder approval, authorized the Company to enter into the Indemnification Agreements.

    The Indemnification Agreements provide (a) for indemnification to the maximum extent permitted by law against expenses (including attorneys' fees and all other costs and obligations of any nature whatever), judgments, fines, settlements and other amounts actually and reasonably incurred in a proceeding to which the director is a party by reason of the fact that he or she is a director of the Company, unless a court determines that such indemnification is not permitted under applicable law; (b) for the advancement of all expenses to the director, including attorneys' fees and all other costs, fees, expenses and obligations paid or incurred in connection with defending or settling any action, suit or proceeding, related to the fact that such director is or was a director of the Company or is or was serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise, and for repayment to the Company if it is found that the director is not entitled to such indemnification under applicable law; (c) the director may seek court relief in the event the Company's Board of Directors (or other person or body appointed by such Board) determines that the director would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification under the Indemnification Agreement); and (d) indemnification against expenses, (including attorneys' fees) incurred in seeking to collect from the Company an indemnity claim or advancement of expenses to the extent successful.

    The Board of Directors of the Company believes that it is in the best interest of the Company to indemnify its non-employee directors, as well as the officers and other key executives of the Company, to the fullest extent possible. The Indemnification Agreements are proposed to be adopted in conjunction with the limitation of personal liability of directors provided for by Delaware law and in conjunction with the mandatory indemnification provisions set forth in the Certificate of Incorporation and Bylaws of the Company. Among other things, the Indemnification Agreements would provide the indemnified directors with a specific contractual assurance that the rights to indemnification currently provided to them will remain available, regardless of, among other things, any amendment to or revocation of the indemnification provisions, in the Certificate of Incorporation or by Bylaws of the Company or any change in composition or philosophy of the Company's Board of Directors such as might occur following an acquisition or change of control of the Company. If court assistance to obtain such indemnity is required, the director can receive indemnity against costs incurred in pursuing his or her rights to indemnification.

    The Indemnification Agreements impose upon the Company the burden of proving that the director is not entitled to indemnification in any particular case. The Indemnification Agreements also provide that a director's rights thereunder are not exclusive of any other rights he or she may have under Delaware law, directors' and officers' insurance, the Certificate of Incorporation, the Bylaws of the Company or otherwise; however, the Indemnification Agreements do prevent double payment. Notwithstanding the above discussion, all terms and rights under the Indemnification Agreements exist only to the extent permitted by applicable law. To the knowledge of the Company there is no threatened or pending action that might result in claims of indemnification under the Indemnification Agreements.

    Delaware law does not require that stockholder approval be obtained in order to enter into the Indemnification Agreements. The Board of Directors of the Company is seeking stockholder approval, however, because each of the non-employee directors is potentially benefited by such agreements and, therefore, has an inherent conflict of interest with regard thereto. Stockholder approval of the Indemnification Agreements may not prevent a stockholder from later seeking to challenge the Indemnification Agreements. Although the Board of Directors cannot determine in advance its position with respect to any challenge to the enforceability of the Indemnification Agreements by its stockholders, it may assert stockholder approval of such Indemnification Agreements as a defense. If the Indemnification Agreements are not approved by the stockholders, the Board will reconsider whether the Indemnification Agreements should be entered into.

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the form of and authorization to enter into the Indemnification Agreements with the Company's non-employee directors.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                                 PROPOSAL NO. 3
           APPROVAL OF AMENDMENT TO THE APPLIED MAGNETICS CORPORATION
                        1994 EMPLOYEE STOCK OPTION PLAN

GENERAL

    Under the 1994 Employee Stock Option Plan (the "1994 Plan"), 1,000,000 shares of Common Stock were initially reserved for issuance upon the exercise of options which may be granted from time-to-time to officers and certain employees of the Company or its subsidiaries. At the 1995 annual meeting of stockholders, an amendment to increase the number of shares reserved for issuance, to 2,100,000, was approved. The proposed amendment to the 1994 Plan, approved by the Board of Directors, would increase the number of shares reserved for issuance under the 1994 Plan by 1,150,000 and is subject to approval by the stockholders of the Company. The 1994 Plan permits the award of both Non-Qualified and Incentive Stock Options.

    The purpose of the 1994 Plan is to attract and retain executives and certain other employees and to secure for the Company the benefits of the incentive inherent in equity ownership by employees who are responsible for the continuing growth and success of the Company. The Company believes that equity based compensation arrangements such as stock options enhance the Company's ability to attract and retain key technical, engineering and management personnel who can make significant contributions to its future success.

    The Company has considered prevailing compensation practices in the industry in which it competes for these people and, particularly, compensation and benefits being offered by companies engaged in recruitment efforts affecting both the Company's personnel and those employment candidates whom the Company itself, may, from time-to-time, seek to recruit. On the basis of these considerations, the Company believes that stock options are important compensation elements, particularly during periods, such as those recently experienced, when the disk drive industry is undergoing substantial changes and, as a result, there is increased competition for attracting and retaining key technical management and scientific resources. Moreover, this form of compensation closely aligns employees' interests in the Company's success and growth with similar interests of the Company's stockholders.

    As of the date of this proxy statement, options have been granted under the 1994 Plan to purchase 1,117,658 shares of Common Stock, 367,139 options have been exercised and 615,203 shares are currently reserved for future grants.

    The Compensation Committee ("Committee") or the Board of Directors shall determine the number of options to be granted to any executive officer or employee of the Company, either individually or as a group. The exercise price of options, when granted, will be not less than the fair market value of the Company's Common Stock on the dates of grant.

    The following description summarizes certain provisions of the 1994 Plan. This description is subject to, and is qualified in its entirety by, the full text of the 1994 Plan and the defined terms used therein.

TERM

    The 1994 Plan will continue in effect until terminated by the Company's Board of Directors. However, in accordance with the requirements of federal tax law, no Incentive Stock Options will be granted under the 1994 Plan more than ten years following its effective date.

ELIGIBILITY

    Key employees of the Company and its subsidiaries are eligible to receive option grants under the 1994 Plan. Options may be granted to those persons whose performance the Committee determines can have a significant effect on the success of the Company. The Committee has the discretion to designate which persons shall be granted options under the 1994 Plan, to determine whether options will be granted as Nonqualified or Incentive Stock Options and to determine the terms of the options.

ADMINISTRATION AND OPERATION OF THE 1994 PLAN

    The 1994 Plan is administered entirely by the Committee which has the authority to interpret and determine all questions of policy pertaining to the 1994 Plan and to adopt such rules, regulations, agreements and instruments as it deems necessary for its proper administration and take any and all other actions it deems necessary or advisable for the proper administration of the 1994 Plan.

    The 1994 Plan authorizes the grant of options to officers, executives and other key employees of the Company and its subsidiaries. The Committee will determine which officers, executives and other key employees ("Optionees") are eligible to participate in the 1994 Plan. Selections for participation in the 1994 Plan and the amount of options to be granted will be determined on the basis of the Committee's belief as to the individual contribution to the growth of the Company that those employees have made in the past and can make in the future, based on their abilities and positions within the Company.

    In addition, the 1994 Plan includes provisions which permit the Committee to amend the plan from time-to-time in order to limit the options that may be granted to certain executive officers. This limitation provision, which may be expressed in either absolute terms or as a percentage of shares available, may be imposed, at the Committee's discretion, if necessary to avoid circumstances in which aggregate compensation paid by the Company to certain executives during certain periods may not be deductible to the Company under Section 162(m) of the Internal Revenue Code to the extent such aggregate compensation exceeds $1 million. See "Report of Compensation Committee--Chief Executive Officer's Compensation-- Policy With Respect to Internal Revenue Code Section 162(m)."

STOCK AVAILABLE FOR AWARD

    Providing the amendment to the 1994 Plan is approved by the stockholders, the aggregate number of shares of Common Stock reserved for issuance upon exercise of options granted under the 1994 Plan shall not exceed 3,250,000 shares.

NONQUALIFIED AND INCENTIVE STOCK OPTIONS

    Stock options may be granted under the 1994 Plan as either Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Nonqualified Stock Options (i.e., stock options which are not Incentive Stock Options).

    The exercise price of options is set by the Committee and stated in the option agreement. The exercise price may not be less than 100% of the fair market value of the Common Stock on the date of the grant. The closing price of
the Common Stock on the New York Stock Exchange on January   , 1997 was $     .

    The exercise price may be paid in cash or by delivery of a cashier's or certified check or a check issued by a broker-dealer which is a member firm of the New York Stock Exchange, Inc., or at the discretion of the Committee, by delivery of shares of the Company's Common Stock already owned by the Optionee; or any combination of the foregoing. Options granted under the 1994 Plan will expire not later than 10 years after the date of grant.

    Incentive Stock Options are subject to special statutory provisions. Incentive Stock Options granted to any employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company may not have an exercise price less than 110% of the fair market value on the grant date and may not be exercisable more than five years from the date of grant. Also, options continue to qualify as Incentive Stock Options only to the extent that the aggregate fair market value of stock (as of the date of grant) with respect to which such options are exercisable for the first time by the Optionee during any calendar year does not exceed $100,000.

EXERCISE OF STOCK OPTIONS

    An option will be exercisable at such times as are determined by the Committee at the date of grant.

    If the Optionee ceases to be employed by the Company for any reason other than death, Disability or Retirement (as such terms are defined in the 1994
Plan), the right to exercise the option shall expire 90 days following the date such employment is terminated. However, in the event of termination of employment as a result of the death or Disability of the Optionee while employed by the Company all outstanding, unexercised options which were exercisable at the time of such termination or which become exercisable within one year thereafter may be exercised at any time during such one year period (subject to the expiration of the option) by the Optionee or by his or her estate or other person who acquired the right to exercise by bequest or inheritance. Options granted under the 1994 Plan will be nontransferable and, except in the case of death, the option may be exercised only by the Optionee. If the Optionee retires (within the meaning of Retirement as defined in the 1994 Plan) all outstanding, unexercised options shall continue to be exercisable by him or her in accordance with the terms of said options and subject to the expiration thereof, provided, however, that if and to the extent that Incentive Stock Options are exercised more than 90 days after the Retirement date, such options will be treated as Nonqualified Options. Provided the Board of Directors has not on or before a Change in Control determined that all or a portion of the outstanding options shall become fully and immediately exercisable, if, within one year following such Change in Control (as such term is defined in the 1994 Plan), the Optionee's employment is terminated (i) involuntarily for any reason or (ii) voluntarily after a material lessening of his or her duties or a material reduction in his or her base salary, all outstanding options held by such Optionee shall become immediately and fully exercisable.

ADJUSTMENT OF SHARES

    The 1994 Plan provides for adjustments to the number of shares subject to the 1994 Plan and the number of shares and the price per share of stock subject to outstanding options in the event of any stock dividend, recapitalization, split-up, combination or exchange of the Common Stock. In the event of liquidation or dissolution, or a corporate reorganization in which the Company is not the survivor, the options terminate, except that the Board may accelerate the ability to exercise the options. If options expire or terminate without having been exercised in full, the unpurchased shares shall again be available for issuance under the 1994 Plan. No options will be granted under the 1994 Plan after February 17, 2004 (see "Term").

FEDERAL INCOME TAX CONSEQUENCES

    An Optionee receiving a Nonqualified Stock Option does not recognize taxable income on the date of grant. However, he or she will recognize ordinary income at the time of exercise in the amount of the difference between the option exercise price and the fair market value of the Company's Common Stock on the date of exercise. The Optionee will have a basis in such shares equal to the market value on the date of exercise. If the Company withholds from the Optionee's compensation or otherwise receives from the Optionee the amount required to be withheld with respect to such exercise, the Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the Optionee. Upon subsequent disposition of the shares acquired upon exercise of a Nonqualified Stock Option, any future gain or loss to the employee will be either short-term or long-term capital gain or loss, depending on how long the shares are held.

    Incentive Stock Options which are granted under the 1994 Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code. The following is a summary of the principal Federal income tax aspects of Incentive Stock Options.

    The holder of an Incentive Stock Option will not recognize income upon the grant or exercise of such option. However, the difference between the exercise price of an Incentive Stock Option and the fair market value of the shares purchased on the date of exercise is an item of tax preference for purposes of computing the Optionee's alternative minimum tax, if any, under the Code. Income will be recognized by the Optionee upon the sale or other disposition of the shares acquired under such option, in an amount measured by the excess of the then fair market value of the shares over the exercise price. Such amount will be treated as long-term capital gain if the Optionee has disposed of such shares after the later of two years after the grant of the option or one year after exercise of the option. If those holding period rules are not met, the Optionee may recognize income in the year of disposition at ordinary income rates in an amount equal to the lesser of the excess of the fair market value of the shares on the exercise date over the exercise price or the excess of the fair market value of the shares on the date of disposition over the exercise price. Any gain in excess of the amount taxed as ordinary income will be capital gain and will be long-term capital gain if the shares have been held for more than one year.

    The Company will not be allowed any compensation deduction with respect to an Incentive Stock Option if the holding period rules are satisfied by the Optionee. However, if the holding period rules for an Incentive Stock Option are not met, the Company will be allowed a deduction in the taxable year in which the Optionee disposes of the shares in the amount which the Optionee is required to include as ordinary income.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1994 PLAN.

                                 PROPOSAL NO. 4
                           APPROVAL OF AMENDMENTS TO
                       1994 NON-EMPLOYEE DIRECTORS' PLAN
                 AND APPROVAL AND RATIFICATION OF OPTION GRANTS

GENERAL

    In February, 1994, the stockholders approved the Company's 1994 Non-Employee Directors' Option Plan (the "1994 Directors' Plan") to permit automatic, one-time grants of stock options to members of the Board of Directors who are not employees of the Company or its subsidiaries ("Non-employee Directors"). The current Non-employee Directors are Messrs. Dwight, Goldress and Frank and Dr. Mercure. Under the 1994 Plan, each Non-employee Director was granted an option to purchase 5,000 shares of Common Stock on the first business day of the month following the later of the following events to occur: (i) February 18, 1994 (which was the date of approval by the Company's stockholders of the 1994 Plan); or (ii) the date on which such person first became a director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill the vacancy. Directors Dwight, Frank, Goldress and Mercure have each been granted options under the 1994 Directors' Plan. See "Executive Officer Compensation--Renumeration of Directors."

    On November 8, 1996, the Board of Directors of the Company adopted, subject to approval by the stockholders, two amendments to the 1994 Director's Plan., as follows: (i) an increase in the options to be granted to a Non-employee Director on the date he or she first becomes a director from 5,000 shares to 15,000 shares and (ii) a change in the vesting of options granted to Non-employee Directors from 33 1/3 percent on each of the first three anniversaries of the date upon which the options are granted to 100 percent vesting on the first anniversary following the date of grant. The Board also requests that the stockholders ratify and approve the action of the Board on November 8, 1996 granting to each of the current Non-employee Directors options to purchase 15,000 shares (10,000 shares in the case of Mr. Goldress, who received an option to purchase 5,000 shares upon his appointment as a Director of the Company in November, 1995 and Mr. Frank, who received an option to puchase 5,000 shares shares upon his appointment as a Non-employee Director of the Company in January, 1996.) This grant of options is intended to reflect, in effect, an initial grant of options to the Non-employee Directors, who, with the exception of Messrs. Frank and Goldress, did not receive an initial option grant upon becoming a director of the Company. The Directors believe that such an initial option grant is consistent with prevailing practices in the Company's industry relating to compensation of outside directors.

    The Company believes that the successful establishment and implementation of corporate strategies and objectives is enhanced by the contributions, guidance and experience of persons who serve on the Board as outside directors. The ability to attract and retain such persons is therefore in the best interests of the Company and its stockholders.

    The purpose of the 1994 Directors' Plan is to provide a means whereby Non-employee Directors will acquire an equity interest in the Company and to secure for the Company and its stockholders the benefits inherent in such equity ownership by persons whose advice and counsel are important to the continued growth and success of the Company. Upon adoption of the Plan, a total of 150,000 shares of the Company's $.10 par value Common Stock ("Common Stock") were reserved for issuance pursuant to the 1994 Director's Plan. As of the date of this Proxy Statement, options to purchase 50,000 shares of the Company's Common Stock have been granted under this Plan to Non-employee Directors.

    The following summary of the 1994 Directors' Plan is qualified in its entirety by the full text of the 1994 Directors' Plan.

ADMINISTRATION AND GRANT OF OPTIONS

    The 1994 Directors' Plan is designed to work without administration. However, to the extent administration is necessary, it will be provided by a committee (the "Committee") consisting of two or more members of the Board of Directors of the Company who are not Non-employee Directors. Currently, the Board consists of only one employee director.

    Non-employee Directors of the Company are eligible to participate in the 1994 Directors' Plan. Should Messrs. Dwight, Frank and Goldress and Dr. Mercure, who have previously participated in the 1994 Directors' Plan, be elected as directors by the stockholders at the Annual Meeting, they will be eligible to continue to participate in the 1994 Directors' Plan.

    Under the current 1994 Directors' Plan, each Non-employee Director will be granted an option to purchase 5,000 shares of Common Stock (i) on the date on which such person first becomes a director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy (which may be created by the resignation, removal, retirement or death of an incumbent director or an amendment to the Company's Bylaws increasing the number of authorized directors); and (ii) thereafter, on March 1 of each year following the date of such election or appointment so long as such person continues to serve as a director. If the proposed amendment is adopted, the option granted under (i) above will be increased from 5,000 shares to 15,000 shares.

    The exercise price of each option granted under the 1994 Director's Plan is set at fair market value of the Common Stock on the date of grant. If the Common Stock is listed on a stock exchange, fair market value shall be the closing price of the Common Stock on such exchange on the date of grant, provided however, that if the date of grant falls on a day when such exchange is not open for trading, the fair market value will be set at the closing price of the Common Stock on such exchange on the first trading day immediately following the date of grant.

EXERCISE AND ADJUSTMENT

    Options granted under the current 1994 Directors' Plan are exercisable as to 33 1/3 percent of the number of shares subject to the options after the first year following the date of grant. Thereafter, the options become exercisable cumulatively as to an additional 33 1/3 percent in each succeeding year. If the proposed amendment is adopted, the options granted under the 1994 Directors' Plan will be 100% exercisable upon the first anniversary of the date of grant. The exercise price may be paid in cash or by delivery of a cashier's or certified check issued by a broker-dealer which is a member of the New York Stock Exchange, Inc.

    If the optionee ceases to serve as a director of the Company for any reason other than death or Disability (as defined in the 1994 Directors' Plan), the right to exercise the option expires 90 days following the date the optionee ceases to serve as a director of the Company. However, in the event of death, any outstanding option may be exercised (subject to the expiration date of the option) during the one year period after the date of death, but only to the extent it was exercisable on the date of such death. In the event of termination of service as a Director as a result of Disability, any outstanding option may be exercised (subject to the expiration date of the option) during the period of one year after such termination but only to the extent it was exercisable on the date of such termination or becomes exercisable, by its terms, during the one year period following such termination. Options granted under the 1994 Directors' Plan are non-transferable and, in the case of death, the option may be exercised by the optionee's estate or any person who acquired the right to exercise the option by bequest or inheritance or by any reason of the death of the optionee.

    The 1994 Directors' Plan provides for adjustments to the number of shares subject to the 1994 Directors' Plan and the number of shares and price per share of stock subject to outstanding options in the event of any stock dividend, recapitalization, split-up, combination or exchange of the Common Stock. In the event of liquidation or dissolution, or a corporate reorganization in which the Company is not the survivor, the options terminate without having been exercised in full, the unpurchased shares shall again be available for issuance under the 1994 Directors' Plan. No additional options will be granted under the 1994 Directors' Plan after ten years following the effective date thereof.

FEDERAL INCOME TAX CONSEQUENCES

    Options granted under the 1994 Directors' Plan are nonqualified stock options for federal income tax purposes. Because the options are not actively traded on an established market, no tax will be imposed on an optionee, and no deduction will be available to the Company, upon the grant of an option. An optionee will recognize ordinary income upon the exercise of an option. The amount of income taxable to an optionee is the excess of the fair market value of the Common Stock at the time the income is recognized over the exercise price of the option. The Company is entitled to a deduction in the same amount.

    The initial tax basis of the Common Stock received by an optionee will be the fair market value of the Common Stock taken into account in determining the amount of ordinary income to the optionee.

    Upon the disposition of Common Stock acquired under the Plan, any difference between the amount realized on the disposition and the optionee's tax basis in the Common Stock generally will be treated as long-term or short-term capital gain or loss depending on the optionee's holding period for the Common Stock.

VOTE REQUIRED

    Affirmative votes constituting a majority of the votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting will be required to approve the amendments to the 1994 Directors' Plan.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1994 DIRECTORS' PLAN AND APPROVAL AND RATIFICATION OF THE GRANT OF OPTIONS TO THE NON-EMPLOYEE DIRECTORS.

                                 PROPOSAL NO. 5
                             SELECTION OF AUDITORS

    The Board of Directors of the Company has appointed Arthur Andersen LLP, independent certified public accountants as auditors of the Company for the year ending September 27, 1997, and has further directed that management submit the selection of auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements for the past thirty years. This firm will have representatives at the Annual Meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

VOTE REQUIRED

    Affirmative votes constituting a majority of the votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" ( the "Votes Cast") will be required to approve the ratification of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending September 27, 1997.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 27, 1997.

                               OTHER INFORMATION

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") certain reports on prescribed forms regarding ownership of, and transactions in, the Company's securities. Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1996 all of the Named Executive Officers, directors and ten percent stockholders complied with the filing requirements of Section 16(a).

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows, as to the Chief Executive Officer and the one other most highly compensated executive officer whose salary plus bonus exceeded $100,000, information concerning compensation paid for services to the Company in all capacities during the fiscal year ended September 28, 1996, as well as the total compensation paid to each such individual in each of the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).

                             LONG TERM COMPENSATION

                                                                                                    LONG TERM COMPENSATION
                                                                                               --------------------------------
                                                             ANNUAL COMPENSATION
                                                ---------------------------------------------               AWARDS
                                                                                 OTHER         --------------------------------
                                                                                ANNUAL           RESTRICTED       SECURITIES
                                                                             COMPENSATION           STOCK         UNDERLYING
NAME AND PRINCIPAL POSITION           YEAR       SALARY($)    BONUS($)          ($)(2)          AWARDS($)(3)     OPTIONS(#)(4)
---------------------------------  -----------  -----------  -----------  -------------------  ---------------  ---------------
Craig C. Crisman ................       1996       375,000      189,287                0                  0          100,000
 Chief Executive Officer                1995(1)     62,500            0                0                  0          419,643
                                        1994        --           --               --                 --               --

Peter T. Altavilla ..............       1996       115,866       40,431                0                  0           10,000
 Controller and Secretary               1995        93,691       31,357                0              9,500            5,000
                                        1994        85,025            0                0                  0                0


                                       PAYOUTS
                                   ---------------
                                        LTIP             ALL OTHER
NAME AND PRINCIPAL POSITION          PAYOUTS($)        COMPENSATION
---------------------------------  ---------------  -------------------
Craig C. Crisman ................             0                  0
 Chief Executive Officer                      0                  0
                                         --                 --
Peter T. Altavilla ..............             0                  0
 Controller and Secretary                     0                  0
                                              0                  0

------------------------------

(1) Mr. Crisman was a partner in a consulting firm engaged by the Company through July 27, 1995. He received no compensation directly from the Company during this relationship. See "Certain Relationships and Related Transactions". He became an employee of the Company on August 1, 1995.

(2) The value of perquisites, if any, fell below $50,000 or 10% of reported base and bonus for each executive.

(3) The restricted stock award to Mr. Altavilla was issued under the amended and restated 1989 Long Term Incentive Plan ("1989 Plan") and consisted of an aggregate of 4,000 shares of Common Stock awarded in 1995, valued at $9,500 and is subject to restrictions under the 1989 Plan that, among other things, prohibit the sale or transfer of the Common Stock. Accordingly, awards under the 1989 Plan are considered Restricted Stock. These restrictions, which also apply to other awards under the 1989 Plan, are automatically removed ten years following the date of the award provided the participant is still employed by the Company. Restrictions may be removed earlier, if certain predetermined performance objectives are achieved. The shares awarded in 1995 were issued with restrictions to be lifted if Mr. Altavilla met certain performance objectives. The restrictions on 4,000 shares were lifted on January 2, 1996 and the aggregate value of these shares based on the closing price on the New York Stock Exchange of $17.875 on such date, was $71,500.

(4) Includes all stock options granted during the year. No Stock Appreciation Right's (SARs) were granted and no stock options were granted in tandem with any SARs.

STOCK OPTION GRANTS AND EXERCISES

    The following tables set forth the stock options granted to the named executive officers under the Company's stock option plans, and the options exercised by such named executive officers, during the fiscal year ended September 28, 1996.

    The Option/SAR Grant Table sets forth hypothetical gains for the options at the end of their respective ten year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price of 5% and 10%, less the exercise price, from the date the option was granted to the end of the option term. Actual gains, if any, on option exercise are dependent on the future appreciation in value of the Company's Common Stock which appreciation, if any, would benefit the Company's stockholders as well as persons to whom options have been granted.

                         OPTIONS GRANTS IN FISCAL 1996

                                                                                                   POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                                 VALUE AT ASSUMED
                      ---------------------------------------------------------------------------    ANNUAL RATES OF
                                                 % OF TOTAL                                            STOCK PRICE
                                                  OPTIONS                                            APPRECIATION FOR
                            NUMBER OF            GRANTED TO         EXERCISE                          OPTION TERM(3)
                      SECURITIES UNDERLYING     EMPLOYEES IN        PRICE PER                      --------------------
NAME                   OPTIONS GRANTED(#)      FISCAL 1996(1)    SHARE($/SH)(2)   EXPIRATION DATE     5%         10%
--------------------  ---------------------  ------------------  ---------------  ---------------  ---------  ---------
                                                                                      February 9,
Craig Crisman.......          100,000                  9.0%         $   15.25                2006  $ 959,064  $2,430,457
Peter T.                                                                              February 9,
  Altavilla.........           10,000                  1.0%             15.25                2006     95,906    243,046

------------------------------

(1) The Company did not grant SARs in fiscal 1996.

(2) Options were granted in fiscal 1996 at fair market value and are exercisable in cumulative annual installments of 25% of the shares granted beginning one year after date of grant, and in all cases expire 10 years from the grant date.

(3) Potential realizable value is based on an assumption that the price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10 year option term. Potential realizable value is shown net of exercise price. These numbers are calculated based on the regulations promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.

      AGGREGATED OPTION EXERCISES FISCAL 1996 AND FISCAL 1996 OPTION VALUE

                                                                         NUMBER OF SECURITIES
                                                                        UNDERLYING UNEXERCISED
                                                                              OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                       SHARES                             SEPTEMBER 28, 1996        SEPTEMBER 28, 1996(1)
                                     ACQUIRED ON          VALUE       --------------------------  --------------------------
NAME                                 EXERCISE(#)       REALIZED($)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------  -----------------  ---------------  -----------  -------------  -----------  -------------
Craig C. Crisman................              0         $       0        219,643       300,000     $2,582,591   $ 2,137,500
Peter T. Altavilla..............              0                 0          3,750        12,500        50,000         61,250

------------------------------

(1) Calculated on the basis of the closing price of the Company's common stock on the New York Stock Exchange, $17.875 per share, at September 27, 1996.

REMUNERATION OF DIRECTORS

    Mr. Dwight, Mr. Frank, Mr. Goldress and Dr. Mercure were each paid an annual retainer of $10,000 and were entitled to be paid $1,000 for each Board meeting attended during the fiscal year ended September 28, 1996. Directors who are not otherwise employed by the Company, but who serve as members of the Audit or Compensation Committees are entitled to be paid $1,000 for attendance at meetings of such Committees if they occur on days other than on a regularly scheduled Board meeting day. Directors are not compensated for meetings held by teleconferencing facilities. Travel and accommodation expenses incurred by directors in attending Board and Committee meetings are reimbursed. At a meeting held on November 8, 1996, the annual retainer was increased to $15,000. The fee for attendance at Board and Committee meetings was increased to $1,250.

    Under the Company's 1994 Non-Employee Directors Plan, (the "1994 Directors Plan") which was approved by the stockholders at the 1994 Annual Meeting, options to purchase 5,000 shares of Common Stock were granted to each of Messrs. Dwight, Frank, Goldress and Mercure on March 1, 1996, at an exercise price of $15.50 per share. Under the Directors Plan, so long as each person serves as a director, he will be granted an option to purchase 5,000 shares on March 1 of each subsequent year.

    The exercise price of each option granted under the 1994 Directors Plan is set at the fair market value of the Common Stock on the date of grant. If the Common Stock is listed on a stock exchange, fair market value will be the closing price of the Common Stock on such exchange on the date of grant; provided, however, that if the date of grant falls on a day when such exchange is not open for the trading, the fair market value will be set at the closing price of the Common Stock on such exchange on the first trading day immediately following the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On August 1, 1994, the Company entered into an agreement with GG&G (the "GG&G Agreement") pursuant to which GG&G was retained by the Company to provide crisis management and turnaround services. Mr. Crisman was the principal consultant assigned by GG&G to perform these services and was appointed to serve as Chief Executive Officer of the Company. Under the terms of the GG&G agreement, GG&G was paid a monthly fee of $70,000 plus expenses through May 1995. The monthly fee was reduced to $55,000 effective June 1995 for the services of Mr. Crisman and any other consultants assigned by GG&G to provide services to the Company . In July 1995, the Board concluded that the turnaround engagement of GG&G had been successfully completed, and the agreement with GG&G was then terminated. The Company paid a total of $140,000 and $680,000 in consulting fees to GG&G in fiscal 1994 and fiscal 1995, respectively.

    In December 1994, the Company also granted an option to GG&G Equity Partners, a partnership comprised in part of members of GG&G, to purchase 250,000 shares of Common Stock at the then market price of $4.125 per share as a success fee (the "GG&G options"). At approximately the same time, the GG&G options were assigned to the individual partners of GG&G Equity Partners, including Messrs. Goldress, Crisman and Brian Stone. The options, are non-qualified options which are currently exercisable and the shares issuable upon exercise of these options have been registered under the Securities Act of 1933, as amended, on Form S-3.

    Following the termination of the GG&G Agreement on August 1, 1995, Mr. Crisman was hired by the Company as Chief Executive Officer. On November 3, 1995, he was elected Chairman of the Board. Pursuant to the GG&G agreement, a recruiting fee of $131,250 was paid to GG&G upon the employment of Mr. Crisman and final payments of $50,802 were paid during fiscal 1996.

    In March, 1996, Delta Bravo Inc. ("DBI"), a subdisiary of the Company, engaged the services of Brian R. Stone, a GG&G consultant, and formerly Acting Chief Financial Officer of the Company, as Chief Executive Officer of DBI. In accordance with that engagement, DBI pays to GG&G the sum of $35,000 per month. The Board of Directors of the Company has also approved payment to GG&G of a success fee linked directly to cash proceeds to the Company resulting from the operations of DBI and its subsidiaries and from their sale to a third party. In the event DBI is not sold, the success fee will be based on the earnings of DBI and its subsidiaries.

    On November 3, 1995, Jerry E. Goldress, Chief Executive Officer and the majority shareholder of GG&G, was elected to the Board of Directors of the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

    On October 5, 1994, in connection with the resignation of William R. Anderson as an executive officer and director of the Company, the Company entered into an agreement pursuant to which, among other things, Mr. Anderson was to be paid the sum of $600,000 in equal monthly installments starting on October 5, 1994, without interest, over a twenty-four (24) month period. The agreement provided that Mr. Anderson would provide consulting services to the Company. In addition, pursuant to the terms of the Company's 1989 Plan, Restrictions (as defined in the 1989 Plan) were removed as to 11,549 shares of Common Stock previously granted to Mr. Anderson. The aggregate value of these shares, based on the closing price of the Common Stock on the New York Stock Exchange of $4.125 per share on October 5, 1994, was $47,640. On October 5, 1996, the Company made the final installment payment to Mr. Anderson.

    On July 19, 1995, the Company entered into a separation agreement with Raymond P. LeBlanc, formerly Secretary and General Counsel of the Company, pursuant to which, among other things, he resigned as an officer of the Company, agreed to provide services on an as-required, part time basis for the Company until February 1996. Under the terms of the separation agreement, the Company agreed to forgive the entire balance of $60,000 due under a loan agreement with the Company. In addition, vesting was accelerated on 39,818 stock options, and pursuant to the terms of the Company's 1989 Plan, restrictions (as defined in the 1989 Plan) were removed as to 7,500 shares of Common Stock previously granted to Mr. LeBlanc. The aggregate value of these shares, based on the closing price of the Common Stock on the New York Stock exchange of $8.00 per share on July 19, 1995, was $60,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal year 1996, the Compensation Committee consisted of directors Dwight, Frank and Goldress. Mr. Frank was an employee and officer of the Company until November 3, 1995, when he retired. Mr. Dwight and Mr. Goldress have never been officers or employees of the Company or any of its subsidiaries. Mr. Goldress, Chief Executive Officer of GG&G, was appointed to the Board of Directors on November 3, 1995. He was elected to the Board at the 1995 annual meeting of stockholders. See "Certain Relationships and Related Transactions."

                        REPORT OF COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised of the three independent, non-employee directors named below. See the description of the Compensation Committee above.

COMPENSATION POLICIES

    Policies governing the compensation of the Company's executives are established and monitored by the Compensation Committee. All decisions relating to the compensation of the Company's executives during fiscal 1996 were made by the Compensation Committee.

    In administering its compensation program, the Compensation Committee follows the belief that compensation should reflect the value created for stockholders while supporting the Company's strategic goals. In doing so, the compensation programs reflect the following themes:

    1. The Company's compensation programs should be effective in attracting, motivating and retaining key executives;

    2. There should be a correlation among the compensation awarded to an executive, the performance of the Company as a whole, and the executive's individual performance;

    3. The Company's compensation programs should provide the executives with a financial interest in the Company similar to the interests of the Company's stockholders; and

    4. The Company's compensation program should strike an appropriate balance between short and long term performance objectives.

ELEMENTS OF COMPENSATION PROGRAMS

    At least annually, the Committee reviews the Company's executive officer compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The three basic components of the program, each of which is intended to serve the overall compensation philosophy, are as follows:

    BASE SALARY--Base salary levels are, in part, established though comparisons with companies of similar size engaged in the same or similar business as that of the Company. Actual salaries are based on individual performance of the executive officer within the salary range reflecting job evaluation and market comparisons. Base salary levels for executive officers are reviewed annually and established within a range deemed by the Committee to be reasonable and competitive. The Committee recommended increases in base salary for the executive officers in fiscal 1996 of up to 9.5%.

    ANNUAL INCENTIVES--The Company's executive officers are eligible to participate in the annual incentive compensation program whose awards are based on the attainment of certain operating and individual goals. The objective of this program is to provide competitive levels of compensation in return for the attainment of certain financial objectives that the Committee believes are primary factors in the enhancement of shareholder value. In particular, the program seeks to focus the attention of executive officers towards earnings growth. Bonuses for executive officers of the Company under this program are intended to be consistent with targeted awards of companies of similar size and engaged in the same or similar business as that of the Company. Actual awards are subject to adjustment up or down, at the discretion of the Committee, based on the Company's overall performance. For fiscal 1996, the Compensation Committee awarded bonuses to executive officers based upon the performance measures discussed above. The bonuses are reflective of the Company's overall improvement in earnings and total stockholder return in fiscal 1996.

    LONG-TERM INCENTIVES--As an important element retaining and motivating the Company's senior management, the Committee believes that those persons who have substantial responsibility for the management and growth of the Company should be provided with an opportunity to increase their ownership of Company stock. Therefore, executive officers and certain other key employees are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The number of stock options granted to executive officers is based on various factors, including the respective scope of accountability, strategic and operational goals and anticipated performance and contributions of the individual executive. Each non-employee director receives annually, on a prescribed date, options to purchase 5,000 shares of Common Stock at an exercise price equal to the closing price of the Company's Common Stock on the date of grant as reported on the New York Stock Exchange. Non-employee directors constitute a committee of disinterested directors to administer the granting of all other options under the Company's stock option plans.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    Mr. Crisman's compensation is determined pursuant to the principles noted above. The Committee, in considering his compensation for fiscal 1996, reviewed his existing compensation arrangements, comparable compensation for chief executive officers of other companies and the performance of both Mr. Crisman and the Company. The Committee made the following determinations regarding Mr. Crisman's compensation:

    - Based upon Mr. Crisman's and the Company's fiscal 1996 performance, the Company increased Mr. Crisman's base salary by 9.3%.

    - Based upon Mr. Crisman's and the Company's fiscal 1996 performance, the Committee awarded Mr. Crisman a profit sharing distribution of $189,287.

    - In order to provide a long-term incentive to Mr. Crisman, the Committee awarded him non-qualified stock options to purchase 100,000 shares of the Company's Common Stock at fair market value on the date of grant.

POLICY WITH RESPECT TO INTERNAL REVENUE CODE SECTION 162(M). In 1993, the Internal Revenue Code of 1986 (the "Code") was amended to add Section 162(m).
Section 162(m), and regulations thereunder adopted in 1995, place a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's most highly compensated officers. Section 162(m) does not, however, disallow a deduction for qualified "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. At the present time, the Company's executive officer compensation levels are substantially below the $1,000,000 pay limit and the Company believes that it will most likely not be affected by the regulation in the near future. Where appropriate in light of specific compensation objectives, the Board intends to take necessary actions in the future to minimize the loss of tax deductions related to compensation.

                                          Members of the Compensation Committee:
                                          Herbert M. Dwight, Jr.
                                          Harold R. Frank
                                          Jerry E. Goldress

                               PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              COMPARISON OF FIVE YEAR
CUMULATIVE TOTAL RETURN*
AMONG APPLIED MAGNETICS CORPORATION,
THE S&P 500 INDEX
AND THE HAMBRECHT & QUIST
COMPUTER HARDWARE INDEX
                                                                                  Hambrecht &
                                                           Applied                      Quist
                                                         Magnetics        S&P        Computer
                                                       Corporation        500        Hardware
9/91                                                           100        100             100
9/92                                                            81        111              88
9/93                                                           116        125              70
9/94                                                            56        130              92
9/95                                                           198        169             146
9/96                                                           230        203             177
* $100 INVESTED ON 9/30/91 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING SEPTEMBER 30.

                  STOCKHOLDERS PROPOSALS--1998 ANNUAL MEETING

    Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules. Any proposals intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received at the Company's offices on or before September 4, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                 OTHER MATTERS

    The Company knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

                                          Craig D. Crisman
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

January 6, 1997

                                                                      APPENDIX A

                           INDEMNIFICATION AGREEMENT

    This Indemnification Agreement ("Agreement") is made as of            ,
    , by and between APPLIED MAGNETICS CORPORATION, a Delaware corporation (the
"Company"), and             ("Indemnitee"), with reference to the following
facts:

        A. Indemnitee is currently serving as a key executive of the Company.

        B. The Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting key executives to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

        C. Indemnitee does not regard the current protection available to be adequate under the present circumstances to protect him or her against the risks associated with his or her service to the Company and the Company recognizes that Indemnitee and other key executives of the Company may not be willing to continue to serve as key executives without additional protection.

        D. The Company desires to attract and retain the services of highly qualified individuals, including Indemnitee, to serve as key executives of the Company and thus desires to indemnify its key executives to provide them with the maximum protection permitted by law.

    THEREFORE, IN CONSIDERATION OF the foregoing premises, the Company and Indemnitee hereby agree as follows:

    1.  INDEMNIFICATION.

        1.1 THIRD PARTY PROCEEDINGS. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a key executive of the Company, or any subsidiary of the Company, and such proceeding relates to any action or inaction on the part of Indemnitee while a key executive or by reason of the fact that Indemnitee is or was serving at the request of the Company as a key executive, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, subject to Section 13 hereof, attorneys' fees and any expenses of establishing a right to indemnification pursuant to this Agreement or under Delaware law), judgments, fines, settlements (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee in connection with such proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, if Indemnitee had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal proceedings, would not create a presumption that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

        1.2 PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a key executive of the Company, or any subsidiary of the Company, and such action relates to any action or inaction on the part of Indemnitee while a key executive, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, subject to Section 13 hereof, attorneys' fees and any expenses of establishing a right to indemnification pursuant to this Agreement or under Delaware law) and amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of the proceeding if Indemnitee acted in good faith and in a manner Indemnitee believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made with respect to any claim, issue or matter to which Indemnitee shall have been adjudged to have been liable to the Company in the performance of Indemnitee's duty to the Company, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine is proper.

        1.3 SUCCESSFUL DEFENSE ON MERITS. To the extent that Indemnitee has been successful on the merits in defense of any proceeding referred to in
    Section 1.1 or 1.2 above, or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith.

        1.4 CERTAIN TERMS DEFINED. For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan and references to "proceeding" shall include any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. For purposes of this Agreement, references to the "Company" shall include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that an Indemnitee who is or was a director, officer, employee or other agent of such a constituent corporation, or who, being or having been such a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as an Indemnitee would if he or she had served the resulting or surviving corporation in the same capacity.

    2. AGREEMENT TO SERVE. Indemnitee agrees to serve or continue to serve as a key executive of the Company for so long as he or she is duly elected or appointed or until such time as he or she voluntarily resigns. Indemnitee agrees to tender written notice to the Company at least 30 days prior to voluntarily resigning. The terms of any existing employment agreement between Indemnitee and the Company shall continue in effect but shall be modified or supplemented by the terms of this Agreement. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

    3.  EXPENSES; INDEMNIFICATION PROCEDURE.

        3.1 ADVANCEMENT OF EXPENSES. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement (excluding amounts actually paid in settlement of any action, suit or proceeding) or appeal of any civil or criminal action, suit or proceeding referenced in Section 1.1 or 1.2 hereof. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

        3.2 NOTICE OF CLAIM. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Secretary of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

        3.3 ENFORCEMENT RIGHTS. Any indemnification provided for in Section 1 shall be made no later than sixty (60) days after receipt of the written request of Indemnitee. If a claim or request under this Agreement, under any statute, or under any provision of the Company's Bylaws providing for indemnification, is not paid by the Company, or on its behalf, within sixty
    (60) days after written request for payment thereof has been received by the Company, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request, and subject to Section 13, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3.1 unless and until such defense may be finally adjudicated by court order or judgment for which no further right of appeal exists. The parties hereto intend that, if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be a decision for the court and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by the Company (including its Board of Directors or any committee thereof, independent legal counsel or its stockholders).

        3.4 ASSUMPTION OF DEFENSE. In the event the Company shall be obligated to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, unless (i) the employment of counsel by Indemnitee is authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest of such counsel retained by the Company between the Company and Indemnitee in the conduct of such defense, or (iii) the Company ceases or terminates the employment of such counsel with respect to the defense of such proceeding, in any of which events then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. At all times Indemnitee shall have the right to employ other counsel in any such proceeding at Indemnitee's expense.

        3.5 NOTICE TO INSURERS. If, at the time of the receipt of a notice of a claim pursuant to Section 3.2 hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

        3.6 SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall do all things that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

    4. EXCEPTIONS. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

        4.1 CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or as otherwise required under the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

        4.2 LACK OF GOOD FAITH. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or

        4.3 INSURED CLAIMS. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) that have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company; or

        4.4 CLAIMS UNDER SECTION 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

    5. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

    6.  ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

    6.1 SCOPE. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary and notwithstanding that such indemnification is not specifically authorized by this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a key executive, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

    6.2 NON-EXCLUSIVITY. Nothing herein shall be deemed to diminish or otherwise restrict any rights to which Indemnitee may be entitled under the Company's Bylaws, any agreement, any vote of stockholders or disinterested directors, or under the laws of the State of Delaware.

    7. MUTUAL ACKNOWLEDGEMENT. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its key executives under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

    8. OFFICER AND DIRECTOR LIABILITY INSURANCE. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors and possibly certain other key executives of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

    9. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

    10. EFFECTIVE DATES. This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was a key executive of the Company, or any predecessor corporation or constituent corporation in a merger involving the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

    11. COVERAGE. The provisions of this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

    12. NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

    13. ATTORNEYS' FEES. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee's defenses to such action were not made in good faith or were frivolous.

    14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

    15. CONSENT TO JURISDICTION. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts in the State of Delaware.

    16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

APPLIED MAGNETICS CORPORATION                  Address:

                                               75 Robin Hill Road
                                               Goleta, California 93117
By:
Title:

INDEMNITEE                                     Address:
                 (Signature)
           (Printed or typed name)

                          APPLIED MAGNETICS CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
            THIS PROXY IS SOLICITED ON BEHALF THE BOARD OF DIRECTORS

  The undersigned stockholder of Applied Magnetics Corporation, a Delaware corporation (the "Company"), hereby appoints Craig D. Crisman and Peter T. Altavilla, and each of them, with full power of substitution, as proxy for the undersigned to vote and otherwise represent all the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on Friday, February 7, 1997 at 4:00 p.m., 75 Robin Hill Road, Goleta, California, 93117, and any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matter and in the following manner as further described in the accompanying Proxy Statement.

  Either of such proxies and attorneys-in-fact, or their substitutes, as shall be present and shall act at said meeting or any adjournment thereof shall have and may exercise all the powers of said proxies and attorneys-in-fact thereunder.

  The undersigned acknowledge receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company's 1996 Annual Report to Stockholders.

  The shares represented by the proxy will be voted in accordance with the specification made. If no specification is made, the Shares represented by this proxy will be voted for each of the nominees and proposals and, in the discretion of the proxy holders, or any other matters that may properly come before the meeting or any adjournment thereof.

  The proxies are authorized to vote and otherwise represent the shares of the undersigned on any other matters which may properly come before the meeting of any adjournment, according to their decision and in their discretion.

  PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

                           (CONTINUED ON REVERSE SIDE)

                                                            Please mark
                                                            your votes as   /X/
                                                            indicated in
                                                            this example

                                FOR the nominees             WITHHOLD AUTHORITY
                                listed (EXCEPT AS            TO VOTE FOR ALL
                                INDICATED TO THE CONTRARY)   NOMINEES LISTED:



1.   ELECTION OF DIRECTORS.               /  /                   /  /

NOMINEES: Craig D. Crisman, Herbert M. Dwight, Jr., Harold R. Frank, Jerry E.
          Goldress and Dr. R.C. Mercure, Jr.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2.   Approval of the form of and to authorize     FOR    AGAINST      ABSTAIN
     the entry into identification agreements
     with the non-employee directors of the       /  /     /  /         /  /
     Company.


3.   Approval of the amendment of the Company's   FOR    AGAINST      ABSTAIN
     1994 Employee Stock Option Plan to increase
     the number of shares of Common Stock         /  /     /  /         /  /
     reserved for the issuance thereunder from 2,100,000 to 3,250,000 Shares.


4.   Approval of the amendment of the Company's   FOR    AGAINST      ABSTAIN
     1994 Non-Employee Director Stock Option
     Plan to increase the initial option grant    /  /     /  /         /  /
     to non-employee directors from 5,000 shares to 15,000 shares, change the vesting of options and to ratify and approve a grant of option under said Plan to purchase
     15,000 shares to Directors Dwight and
     Mercure and 10,000 shares to Directors
     Frank and Goldress.


5.   Approval of the appointment of Arthur        FOR    AGAINST      ABSTAIN
     Andersen LLP, independent certified
     public accountants, as auditors for the      /  /     /  /         /  /
     Company for the fiscal year ending
     September 27, 1997.


                                        I plan to attend the meeting.  /  /

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE PROPOSALS SET FORTH ABOVE.

PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES


Signature(s)                                      Dated            , 1997
            -------------------------------------      ------------

Please date and sign exactly as your name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name and title by duly authorized officer. Executors, trustees, guardians and the like should give full title as such.